Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 1, 2012, (the “Closing Date”) Glowpoint, Inc. (the “Company” or “Glowpoint”), and GPAV Merger Sub Inc., its wholly owned subsidiary, acquired Affinity VideoNet, Inc. (“AVN”), a provider of public videoconferencing rooms and managed videoconferencing services, for approximately $8,069,000 in cash, a $2,328,000 note, subject to working capital adjustments (as defined in the Merger Agreement), and 2,646,329 shares of common stock of the Company (“Common Stock”) with a fair value of $5,504,000, on the terms previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 13, 2012. The Company had no prior material relationship with any of the parties to the transaction.

The following unaudited pro forma condensed combined financial statements have been developed by applying pro forma adjustments to the historical condensed consolidated financial statements of Glowpoint and AVN. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 give effect to the acquisition of AVN (the “Acquisition”) and its related financing as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of September 30, 2012, gives effect to the Acquisition and its related financing as if they occurred on September 30, 2012. All pro forma adjustments and underlying assumptions are described more fully in the notes to the unaudited pro forma combined financial statements.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and related financing were completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that the management of Glowpoint believes to be reasonable. Since the Acquisition has only recently been completed, the estimates and assumptions regarding the Acquisition are preliminary. The final purchase price allocation will be based on a formal valuation analysis of the assets acquired and liabilities assumed at closing and may result in differences in the estimates used in these pro forma condensed combined financial statements, and those differences could be material. Furthermore, the ability of Glowpoint to integrate AVN and realize the received benefits of the acquisition remains subject to a number of risks and uncertainties.

The unaudited pro forma condensed combined financial statements do not include the effects of:

•	non-recurring income statement impacts arising directly as a result of the Acquisition;

•	any operating efficiencies or cost savings;

•	other post-acquisition selling, general and administrative costs;

•	savings as a result of planned restructuring actions to be taken; or

•	acquisition and integration expenses;

You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined financial statements;

•	audited historical consolidated financial statements of Glowpoint as of and for the year ended December 31, 2011, included in the Company's Form 10-K filed with the SEC on March 8, 2012;

•
unaudited historical condensed consolidated financial statements of Glowpoint as of and for the nine months ended September 30, 2012, included in the Company's Form 10-Q filed with the SEC on November 8, 2012;

•
audited historical financial statements of AVN as of and for the year ended December 31, 2011 and unaudited historical financial statements of AVN as of and for the nine months ended September 30, 2012, included as an exhibit to this Form 8-K.

Exhibit 99.3

Glowpoint, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2012
(in thousands)

	Historical		Pro Forma	Pro Forma
	Glowpoint	AVN	Adjustments	Combined
ASSETS			(Note 4)
Current assets:
Cash and cash equivalents	$1,650	$994	$(2)	$2,642
Accounts receivable, net	2,896	1,201	—	4,097
Deferred income taxes	—	35	(35)	—
Other current assets	367	278	519	1,164

TOTAL CURRENT ASSETS	4,913	2,508	482	7,903

Property, plant and equipment, net	4,080	410	—	4,490
Customer relationships	—	13	5,657	5,670
Affiliate network	—	1,648	252	1,900
Trademarks	—	—	820	820
Goodwill	—	4,291	4,881	9,173
Other noncurrent assets	247	185	194	626

TOTAL ASSETS	$9,240	$9,055	$12,286	$30,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving loan facilities	$750	$—	$30	$780
Current portion of capital lease	221	—	—	221
Accounts payable	1,361	972	227	2,559
Accrued expenses	569	480	359	1,408
Accrued sales taxes and regulatory fees	538	17	94	649
Customer deposits	164	—	—	164
Deferred revenue	153	—	—	153

TOTAL CURRENT LIABILITIES	3,756	1,469	710	5,935

Capital lease, noncurrent portion	261	—	—	261
Term loans	—	3,045	4,726	7,771
Seller note payable	—	—	2,328	2,328
Stock option liability	—	236	(236)	—
Warrant liabilities	—	584	(584)	—
Dividends Payable	—	848	(848)	—
Deferred income taxes	—	455	(455)	—

TOTAL NONCURRENT LIABILITIES	261	5,168	4,931	10,360

TOTAL STOCKHOLDERS’ EQUITY	5,223	2,418	6,645	14,287

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,240	$9,055	$12,286	$30,581

See accompanying notes to unaudited pro forma condensed combined financial statements

Exhibit 99.3

Glowpoint, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2011
(in thousands, except per share amounts)

	Historical		Pro Forma		Pro Forma
	Glowpoint	AVN	Adjustments		Combined

Revenue	$27,806	$11,396	$—		$39,202

Operating expenses:
Expenses	25,900	9,696	360	(a)	35,956
Depreciation and amortization	1,436	321	412	(b)	2,169
Total operating expenses	27,336	10,017	772		38,125
Income (loss) from operations	470	1,379	(772)		1,077

Other expenses (income):
Interest expense, net	129	593	855	(c)	1,577
Other income	—	(104)	—		(104)
Change in fair value of warrant liabilities	—	165	(165)	(d)	—
Loss on foreign currency transactions	—	8	—		8
Total other expenses, net	129	662	690		1,481
Income (loss) from continuing operations
before provision for income taxes	341	717	(1,462)		(404)

(Provision) benefit for income taxes	—	(359)	3,100	(e)	2,741
Income (loss) from continuing operations	$341	$358	$1,638		$2,337

Income (loss) from continuing operations per share:
Basic income (loss) from continuing operations per share	$0.02		$0.07	(f)	$0.09
Diluted income (loss) from continuing operations per share	$0.02		$0.07	(f)	$0.09

Weighted average number of common shares:
Basic	22,286		3,041	(f)	25,327
Diluted	23,363		3,041	(f)	26,404

See accompanying notes to unaudited pro forma condensed combined financial statements

Exhibit 99.3

Glowpoint, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended September 30, 2012
(in thousands, except per share amounts)

	Historical		Pro Forma		Pro Forma
	Glowpoint	AVN	Adjustments		Combined

Revenue	$20,107	$8,026	$—		$28,133

Operating expenses:
Expenses	18,897	7,174	—		26,071
Depreciation and amortization	1,301	260	309	(b)	1,870
Total operating expenses	20,198	7,434	309		27,941
Income (loss) from operations	(91)	592	(309)		192

Other expenses (income):
Interest expense, net	76	367	631	(c)	1,074
Other income	—	(80)	—		(80)
Change in fair value of warrant liabilities	—	152	(152)	(d)	—
Loss on foreign currency transactions	—	4	—		4
Total other expenses, net	76	443	479		998

(Loss) income before provision for income taxes	(167)	149	(788)		(806)

Provision for income taxes	5	93	—	(e)	98
Net (loss) income	$(172)	$56	$(788)		$(904)

Net loss per share:
Basic	$(0.01)		$(0.02)	(f)	$(0.03)
Diluted	$(0.01)		$(0.02)	(f)	$(0.03)

Weighted average number of common shares:
Basic	24,441		3,041	(f)	27,482
Diluted	24,441		3,041	(f)	27,482

See accompanying notes to unaudited pro forma condensed combined financial statements

Exhibit 99.3

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

As more fully discussed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 5, 2012, on October 1, 2012 (the “Closing Date”) Glowpoint, Inc. (the “Company” or “Glowpoint”), and GPAV Merger Sub Inc., its wholly owned subsidiary, acquired Affinity VideoNet, Inc. (“AVN”), a provider of public videoconferencing rooms and managed videoconferencing services, for approximately $8,069,000 in cash, a $2,328,000 note, subject to working capital adjustments (as defined in the Merger Agreement), and 2,646,329 shares of common stock of the Company (“Common Stock”) with a fair value of $5,504,000. The acquisition will be accounted for in accordance with FASB Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”), which requires an allocation of the purchase price of an acquired entity to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The final purchase price allocation will be based on a formal valuation analysis of AVN's assets and liabilities as of the date the acquisition was consummated.

The unaudited pro forma condensed combined financial statements have been developed by applying pro forma adjustments to the historical condensed consolidated financial statements of Glowpoint and AVN. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 and nine months ended September 30, 2012 gives effect to the acquisition of AVN (the “Acquisition”) and its related financing as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet as of September 30, 2012, gives effect to the Acquisition and its related financing as if they occurred on September 30, 2012.

Exhibit 99.3

NOTE 2: PRELIMINARY PURCHASE PRICE AND ALLOCATION OF THE ACQUISITION

Since the Acquisition has only recently been completed, the estimates and assumptions regarding the Acquisition are preliminary. The final purchase price allocation will be based on a formal valuation analysis of the assets acquired and liabilities assumed at closing and may result in differences in the estimates used in these pro forma condensed combined financial statements, and those differences could be material.

Pursuant to ASC 805, the purchase price of $15,901,000 was measured as the fair value of the consideration exchanged in the Acquisition as follows:

Cash paid	$8,069,000.00
Note payable	2,328,000
Common stock of Glowpoint	5,504,000

Total	$15,901,000

The value of the common stock was estimated at $2.08 per share, which was the closing price of Glowpoint's common stock as traded on the New York Stock Exchange on the Closing Date.

The purchase price was allocated to AVN's net tangible and intangible assets based on their estimated fair values as of the Closing Date, which for purposes of these unaudited pro forma condensed combined financial statements is assumed to be October 1, 2012. The pro forma allocation of the purchase price to the assets acquired, the liabilities assumed and goodwill recognized is as follows:

Cash and cash equivalents	$994,000
Accounts receivable	1,201,000
Property, plant, and equipment	410,000
Customer relationships	5,670,000
Affiliate network	1,900,000
Trademarks	820,000
Accounts payable	(972,000)
Accrued expenses	(780,000)
Deferred income taxes	(3,100,000)
Other assets and liabilities, net	222,000

Net assets acquired	6,365,000
Escrow held to the benefit of Glowpoint	363,000
Goodwill	9,173,000

Purchase price	$15,901,000

In accordance with ASC 805, goodwill, if any, is recognized as the excess of the purchase price over the estimated fair value of net assets acquired. Based on the Company's preliminary estimates, the $15,901,000 purchase price exceeded the estimated fair value of the net assets acquired, resulting in goodwill of $9,173,000.

Due to the nature and limitations of these preliminary calculations differences between the estimated fair values used in these pro forma calculations and those estimated under a formal valuation are expected to be different and those differences could be material.

Exhibit 99.3

NOTE 3: FINANCING

In connection with the Acquisition, on the Closing Date, the Company entered into the following financing agreements:

Loan and Security Agreement - Comerica Bank
The Company entered into a Loan and Security Agreement (“Comerica Loan Agreement”) with Comerica Bank, providing the Company with a $2.0 million term loan (the “Comerica Term Loan”) and a revolving line of credit (the “Comerica Revolver” and, together with the Comerica Term Loan, the “Comerica Loans”), pursuant to which the Company can borrow, for working capital needs, an amount up to the lesser of (i) 80% of eligible accounts receivable and (ii) $3.0 million. The Company requested and was provided with an advance of $780,000 from the Comerica Revolver on the Closing Date. The proceeds of the Comerica Term Loan and the Comerica Revolver were used to finance a portion of the Acquisition and refinance the $750,000 previously outstanding pursuant to the Loan and Security Agreement, between the Company and Silicon Valley Bank, dated June 16, 2010 (as modified, the “SVB Loan Agreement”). The SVB Loan Agreement was terminated in connection with the repayment of outstanding amounts thereunder, effective as of the Closing Date. The Comerica Term Loan bears interest at a rate equal to the Prime Rate (as defined in the Comerica Loan Agreement) plus 3.00%, and borrowings under the Comerica Revolver bears interest at a rate equal to the Prime Rate (as defined in the Comerica Loan Agreement) plus 2.00%. The Comerica Loans are secured by substantially all assets of the Company and secured by guarantees executed by GP Communications, LLC, a wholly-owned subsidiary of the Company (“GP Communications”) and AVN. The Comerica Loan Agreement contains certain restrictive covenants, financial covenants and events of default customary for facilities of this type (subject to negotiated exceptions and baskets) as defined. The Comerica Term Loan matures on November 1, 2015 and the Comerica Revolver matures on April 1, 2014.

Loan and Security Agreement - Escalate Capital Partners SBIC I, L.P.
The Company entered into a Loan and Security Agreement (the “Escalate Loan Agreement”) with Escalate Capital Partners SBIC I, L.P. (“Escalate”), providing the Company with a $6.5 million 60 month term loan (the “Escalate Term Loan”). The Escalate Term Loan bears interest at a fixed rate of 12.0% per annum, with interest-only payable monthly for the first 24 months after the Closing Date and, commencing after such interest-only period, monthly payments of the outstanding principal amount, plus accrued interest, for the remainder of the term. The proceeds of the Escalate Term Loan were used to finance a portion of the AVN acquisition. The Escalate Term Loan is secured by substantially all assets of the Company and secured by guarantees executed by GP Communications and AVN, and is subordinated to the Comerica Loans. The Escalate Loan Agreement contains certain restrictive covenants, financial covenants and events of default customary for facilities of this type (subject to negotiated exceptions and baskets) as defined. The Escalate Loan Agreement also provides for certain management rights for Escalate as defined. In connection with the Escalate Term Loan, the Company issued to Escalate on the Closing Date, 295,000 shares of Common Stock (the “Escalate Shares”) at a purchase price of $0.01 per share. Escalate received standard piggyback and demand registration rights with respect to the Escalate Shares.

Seller Promissory Note Payable
The Company issued a promissory note (the “Note”), in favor of the AVN Stockholder Representative, with an original principal amount of $2,328,000, due and payable on December 31, 2014. The principal amount of the note will accrue interest at a rate of 8.0% per annum, and such interest shall be payable in arrears quarterly commencing on April 1, 2013. The note also provides for accelerate principal payments beginning in April 2013 should the Company achieve a minimum EBITDA (as defined in the Note) and if the Company is in compliance with the Modified Fixed Charge Ratio (as defined in the Note).

Exhibit 99.3

NOTE 4: PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements reflect the pro forma adjustments of the Acquisition and the related financing as described in Note 3. Pursuant to the acquisition method of accounting, the total purchase price, as measured in Note 2, has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective estimated fair values. There were no payable or receivable balances between Glowpoint and AVN as of September 30, 2012. For the year ended December 31, 2011 and the nine months ended September 30, 2012 there were $4,000 and $2,000, respectively, of expenses and $5,000 and $0, respectively of revenue related to AVN.

A reasonable allocation of fees paid to attorneys that are involved with completing both the acquisition and the issuance of debt has been made to acquisition-related costs and debt issuance costs based on consultation with these professionals. Based on this allocation and information specific to each aspect of the acquisition, $727,000 of costs incurred before the Closing Date associated with investment banking, legal, refinancing of the SVB revolver, and other third-party costs in connection with the Acquisition have been expensed as acquisition-related costs and have been charged to retained earnings as of September 30, 2012. No adjustment has been made to the unaudited pro forma condensed consolidated income statements for these costs as they are non-recurring.

The unaudited pro forma condensed combined statement of operations does not include costs that may result from integration activities. Management of Glowpoint is in the process of making estimates of severance costs for employees, costs of vacating some facilities, or other costs associated with exiting activities of the acquired business that would affect the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012.

Except for the working capital adjustment associated with the seller's note, Glowpoint has not identified any Acquisition contingencies where the related asset, liability, or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, not to exceed one year from the acquisition date, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation. The working capital adjustment associated with the seller's note is to be finalized no later than March 31, 2013 and is not expected to have a material impact on the accounting for the acquisition.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Glowpoint and AVN filed consolidated income tax returns for the full years ended December 31, 2011 and 2012.

Exhibit 99.3

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet related to the Acquisition and associated financing as of October 1, 2012 are as follows (in thousands):

Increase/(Decrease) in:	Funding for Acquisition (1)	Financing Commitment Fees and Expenses (2)	Debt Issuance Costs (3)	Refinance SVB Revolver (4)	Acquisition- Related Costs (5)	Acquisition (6)	Adjustment to Fair Value (7)	Tax Benefit (8)	Net Adjustment

Cash and cash equivalents	$9,280	$(118)	$(345)	$(750)	$—	$(8,069)	$—	$—	$(2)
Deferred income tax - current asset							(35)		(35)
Other current assets			185	(29)		363			519
Property, plant and equipment									—
Customer relationships							5,657		5,657
Affiliate network							252		252
Trademarks							820		820
Goodwill							4,881		4,881
Other noncurrent assets			323				(129)		194
Revolving loan facilities	780			(750)					30
Accounts payable					227				227
Accrued expenses			59			300			359
Accrued sales taxes and regulatory fees							94		94
Term loans	8,500	(729)				(3,045)			4,726
Seller note payable						2,328			2,328
Stock option liability						(236)			(236)
Warrant liabilities						(584)			(584)
Dividends payable						(848)			(848)
Deferred income tax - noncurrent liability							(3,555)	3,100	(455)
Equity		611	104	(29)	(227)	5,504	(2,418)	3,100	6,645

(1)	Funding for acquisition - In connection with the Acquisition, the Company entered into the financing agreements described in Note 3. The gross proceeds from these agreements were as follows:

Escalate Term Loan	$6,500,000
Comerica Term Loan	2,000,000
Comerica Revolver	780,000

Gross proceeds	$9,280,000

(2)
Financing commitment fees and expenses - In connection with the financing, the Company paid $118,000 in commitment fees and expenses directly to the creditors. In addition to these payments, the Company has provided for the Escalate Shares (as described in Note 3) issued at their fair value net of the proceeds received. The fair value of the 295,000 Escalate Shares was measured as $2.08 per share less the purchase price of $0.01, or $611,000. The aggregate value of the fees paid and the Escalate Shares issued of $729,000 has been reflected as a reduction of the gross proceeds of the debt and will be accreted over the term of the related debt as interest expense.

Exhibit 99.3

(3)
Debt issuance costs - In connection with obtaining the financing described in Note 3, the Company incurred cash professional and legal fees due to third-parties of $404,000, of which $345,000 was paid at closing. In addition to these payments, the Company also compensated a consultant through the issuance of 50,000 shares of the Company's common stock, with an estimated value of $2.08 per share for no cash consideration, or $104,000. The aggregate value of the fees paid and the common shares issued of $508,000 have been reflected as capitalized debt costs and will be amortized over the term of the related debt as interest expense.

(4)
Refinance of Silicon Valley Bank Revolver - As described in Note 3, a portion of the proceeds from the Comerica Revolver were used to pay $750,000 previously outstanding pursuant to the SVB Loan Agreement. As a result, the SVB Loan Agreement was terminated and the unamortized deferred loan costs of $29,000 associated with this credit facility was charged to interest expense on the Closing Date.

(5)
Acquisition-related costs - In connection with the Acquisition, the Company and AVN incurred $1,058,000 of legal and other third party cash acquisition-related costs. As of September 30, 2012, the Company and AVN expensed $727,000 of these costs and paid $280,000. The Company also incurred $331,000 of acquisition-related costs including additional cash payments due of $227,000 and issuance of 50,000 shares of the Company's common stock, with an estimated value of $2.08 per share, or $104,000, to a consultant which was expensed upon completion of the acquisition.

(6)
Acquisition - This pro forma adjustment also reflects the settlement of certain AVN liabilities, which were settled from the cash consideration at closing (as described in Note 2). These liabilities are as follows:

Long term debt	$2,345,000
Revolving credit facility	700,000
Dividend payable	848,000
Accrued expenses	300,000
Warrant liabilities	584,000
Stock option liability	236,000
Escrow Agreement to the benefit of Glowpoint	363,000

Also, the Company and a representative of the prior stockholders of AVN (the “Stockholder Representative”) also entered into an Escrow Agreement on the Closing Date with a third-party escrow agent (the “Escrow Agreement”), whereby the Company made a deposit of $363,000, a portion of the purchase price, with the escrow agent for the purpose of securing the payment obligations of AVN, if any, with respect to certain retention bonus agreements entered into with its employees on or before the Closing Date. If any employee does not satisfy the conditions of receipt of the retention bonus, the Company and the Stockholder Representative will jointly direct that such funds on deposit be released to the Stockholder Representative on behalf of the prior stockholders of AVN.

In addition, an employment agreement was in place before the Closing Date which entitles an officer of AVN severance and a bonus upon termination of $300,000. Accordingly, a pro forma adjustment to accrued expenses has been provided to reflect the fair value of these liabilities as of the Closing Date.

(7)	Adjustments to fair value - The assets acquired and liabilities assumed of AVN have been adjusted to their estimated fair values as of the acquisition date. Those adjustments are as follows:

Exhibit 99.3

Intangible assets-The historical value of AVN's identifiable intangible assets (other than goodwill) was $1,661,000 and had an estimated fair value of $8,390,000 at the acquisition date. Accordingly, a pro forma adjustment of $6,729,000 has been provided. Identifiable intangible assets acquired included customer lists, trademarks, and established affiliate network. The estimated useful lives for the intangible assets are determined based on the expected benefit period of the AVN assets and historical experience with similar assets. The Company expects to amortize the estimated fair value of these assets based on the straight-line method.

The preliminary estimated fair values, related amortization periods, and the pro forma amortization expense for the year ended December 31, 2011 and the nine months ended September 30, 2012 are as follows:

	Estimated Value of Intangible Asset Acquired	Estimated Average Useful Lifes	Twelve Months Amortization Expense	Nine Months Amortization Expense
Customer relationships	$5,670,000	15 years	$378,000	$283,500
Affiliate network	1,900,000	15 years	127,000	95,000
Trademark	820,000	10 years	82,000	61,500

	$8,390,000		$587,000	$440,000

Goodwill-AVN's historical goodwill balance of $4,291,000 has been eliminated and $9,173,000 of goodwill as calculated in Note 2 has been provided for purposes of the combined pro forma financial statements, resulting in a net increase in goodwill of $4,881,000.

Loan origination fees- AVN's historical other asset account balance of $185,000 included $129,000 of deferred loan origination fees associated with its debt. As the debt has been extinguished, the fair value of these fees is $0 and a pro forma adjustment was provided to eliminate this asset from the pro forma combine balances.

Taxes - The AVN deferred tax asset and liabilities of $35,000 and $455,000, respectively, were eliminated.  A deferred tax liability is recorded of $3,100,000 relating to the intangible assets. In addition, a sales tax liability of $94,000 was recognized for AVN's acquisition-related expenses.

AVN equity - AVN's historical equity balance of $2,418,000 was eliminated as a result of the Acquisition.

(8)	Tax Benefit - A deferred tax benefit is recorded as a result of the change in the deferred tax valuation allowance resulting from the deferred tax liability recorded in purchase accounting.

Exhibit 99.3

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations related to the Acquisition and associated financing for the year ended December 31, 2011 and September 30, 2012 are as follows:

(a)
Retention payments - The $360,000 pro forma adjustment for the year ended December 31, 2011 reflects the impact of amortization related to an employee retention fund, which was created to provide retention awards to employees of AVN over a six-month vesting period as described in item (6) above.

(b)
Amortization of intangible assets-Pro forma adjustments of $412,000 and $309,000 has been provided for the incremental amortization of intangible assets for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, associated with the stepped-up value of these assets and the stated useful lives of the assets as of January 1, 2011, offset by historical amortization expense. Pro forma amortization is $587,000 and $440,000 and AVN historical amortization was $175,000 and $131,000, respectively.

(c)
Interest expense - The pro forma interest expense adjustment for the year ended December 31, 2011 and the nine months ended September 30, 2012 of $855,000 and $631,000, respectively, reflects the difference in pro forma interest expense assuming the refinancing described in Note 3, took place on January 1, 2011. The pro forma interest expense and pro forma adjustments were determined as follows:

	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
Pro Forma Interest Expense:
Cash Interest on Comerica Term Loan (1)	$127,000	$79,000
Amortization of Comerica Term Loan Discount (2)	7,000	5,000
Amortization of Comerica Term Loan Debt Costs (3)	28,000	21,000
Cash Interest on Comerica Revolver (4)	42,000	21,000
Amortization of Comerica Revolver Debt Costs (5)	103,000	51,000
Cash Interest on Escalate Term Loan (6)	789,000	591,000
Amortization of Escalate Term Loan Discount (7)	142,000	106,000
Amortization of Escalate Term Loan Debt Costs (8)	54,000	41,000
Cash Interest on Seller's Note (9)	183,000	111,000
Other Historical Interest Expense (10)	104,000	48,000

Pro Forma Interest Expense	1,579,000	1,074,000
Historical Combined Interest Expense	724,000	443,000

Pro Forma Interest ExpenseAdjustment	$855,000	$631,000

(1)
Cash Interest on Comerica Term Loan - The Comerica Term Loan bears interest at a rate equal to the Prime Rate (as defined in the Comerica Loan Agreement) plus 3.00%. Pro forma cash interest expense of $127,000 and $79,000 for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, was determined by applying a margin of 3.0% per annum to the Prime Rate at October 1, 2012 of 3.25%.

Exhibit 99.3

(2)
Amortization of Comerica Term Loan discount - The pro forma non-cash interest expense of $7,000 and $5,000 reflects the accretion of the debt discount on the Comerica Term Loan for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, as if the refinancing had occurred on January 1, 2011. Fees paid to the creditors of $20,000 in connection with the modification were recorded as a discount to the face value of the debt. This discount is accreted over the term of the debt.

(3)
Amortization of Comerica Term Loan Debt Costs - The pro forma non-cash interest expense of $28,000 and $21,000 reflects the amortization of debt issuance costs associated with the Comerica Term Loan for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, as if the refinancing had occurred on January 1, 2011. Debt issuance costs of $83,000 were incurred in connection with the issuance of the Comerica Term Loan and are amortized over the term of the debt.

(4)
Cash Interest on Comerica Revolver - The Comerica Revolver bears interest at a rate equal to the Prime Rate (as defined in the Comerica Loan Agreement) plus 2.00%. Pro forma cash interest expense of $42,000 and $21,000 for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, was determined by applying a margin of 2.0% per annum to the Prime Rate at October 1, 2012 of 3.25%.

(5)
Amortization of Comerica Revolver Debt Costs - The pro forma non-cash interest expense of $103,000 and $51,000 reflects the amortization of debt issuance costs associated with the Comerica Revolver for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, as if the refinancing had occurred on January 1, 2011. Debt issuance costs of $154,000 were incurred in connection with the issuance of the Comerica Revolver and are amortized over the term of the debt.

(6)
Cash Interest on Escalate Term Loan - The Escalate Term Loan bears interest at a fixed rate of 12.0% per annum. Pro forma cash interest expense is $789,000 and $591,000 for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively.

(7)
Amortization of Escalate Term Loan discount - The pro forma non-cash interest expense of $142,000 and $106,000 reflects the accretion of the debt discount on the Escalate Term Loan for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, as if the refinancing had occurred on January 1, 2011. Fees paid to the creditors, including the fair value of the Escalate Shares were $709,000 in connection with this loan was recorded as a discount to the face value of the debt. This discount is accreted over the term of the debt.

(8)
Amortization of Escalate Term Loan Debt Costs - The pro forma non-cash interest expense of $54,000 and $41,000 reflects the amortization of debt issuance costs associated with the Comerica Term Loan for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, as if the refinancing had occurred on January 1, 2011. Debt issuance costs of $272,000 were incurred in connection with the issuance of the Escalate Term Loan and are amortized over the term of the debt.

(9)
Cash Interest on Seller's Note - The Note bears interest at a fixed rate of 8.0% per annum. Pro forma cash interest expense is $183,000 and $111,000 for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively.

(10)
Other Historical Interest Expense - Includes interest expense of $104,000 and $48,000 for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, associated with Glowpoint's capital lease obligations and other interest charges not impacted by the refinancing.

Exhibit 99.3

(d)
Change in fair value of warrant liabilities - AVN's warrant liability was settled from the consideration at closing and therefore a pro forma adjustment of $165,000 and $152,000 has been provided to eliminate the change in fair value of the warrant liability for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively.

(e)	Income taxes - A pro forma adjustment of $3,100,000 has been provided for the tax benefit from amortization of intangible assets for the year ended December 31, 2011.

(f)
Earnings or Loss Per Share is calculated by dividing income (loss) from continuing operations by the weighted average number of shares of common shares outstanding during the period.  Diluted earnings or loss per share reflects the potential dilution from the conversion or exercise into common stock of securities such as stock options and warrants. For the year ended December 31, 2011 and nine months ended September 30, 2012, aggregate pro forma adjustments to operations were $1,638,000 and $788,000, respectively. In connection with the acquisition, Glowpoint issued 3,041,329 shares of restricted stock which included 2,646,329 shares to the stockholders of AVN, 295,000 Escalate Shares, and 100,000 shares to a consultant that provided services in connection with the acquisition and obtaining the financing. Pro forma earnings per share has been determined as if the acquisition and the refinancing had occurred on January 1, 2011 by applying the effect of the pro forma adjustments to historical operating results and the historic basic and diluted shares outstanding of Glowpoint as follows (in thousands, except per share data):

	Year Ended December 31, 2011	Nine Months Ended September 30, 2012
Pro forma combined income (loss) from continuing operations
Historic Glowpoint income (loss) from continuing operations	$341	$(172)
Historic AVN net income	358	56
Pro forma adjustments to loss from continuing operations	1,638	(788)
Pro forma combined loss from continuing operations	$2,337	$(904)

Basic income (loss) from continuing operations per share:
Historic basic income (loss) from continuing operations per share	$0.02	$(0.01)
Pro forma effect on basic (loss) income from continuing operations per share	0.07	(0.02)
Pro forma basic (loss) income from continuing operations per share	$0.09	$(0.03)

Diluted income (loss) from continuing operations per share:
Historic diluted income (loss) from continuing operations per share	$0.02	$(0.01)
Pro forma effect on diluted (loss) income from continuing operations per share	0.07	(0.02)
Pro forma diluted (loss) income from continuing operations per share	$0.09	$(0.03)

Weighted average number of common shares:
Historic basic shares	22,286	24,441
Pro forma shares issued	3,041	3,041
Pro forma basic shares	25,327	27,482

Historic diluted shares	23,363	24,441
Pro forma shares issued	3,041	3,041
Pro forma diluted shares	26,404	27,482